<Page 1>
As filed with the Securities and Exchange Commission on April 24, 1997

                                            Registration No. 33-_______
_______________________________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549
                               __________

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                               __________

                    NAVISTAR INTERNATIONAL CORPORATION
          (Exact name of registrant as specified in its charter)

             Delaware                                   36-3359573
   (State or other jurisdiction                      (I.R.S Employer
    of incorporation or organization)             Identification Number)

                      455 North Cityfront Plaza Drive
                          Chicago, Illinois 60611
                        Telephone:  (312) 836-2000
                  (Address of principal executive offices)
                                __________

                 NAVISTAR INTERNATIONAL TRANSPORTATION CORP.
                      401(k) RETIREMENT SAVINGS PLAN
                          (Full title of plan)
                               __________

                            Robert A. Boardman
                 Senior Vice President and General Counsel
                     Navistar International Corporation
                      455 North Cityfront Plaza Drive
                          Chicago, Illinois 60611
                        Telephone:  (312) 836-2000
       (Name, address and telephone number of agent for service)

                            Calculation of Registration Fee

Title of Securities   Amount to be      Proposed maximum   Proposed maximum    Amount of
to be registered      registered (3)    price per          aggregate offering  registration
                                        share (1)(2)       price (1)(2)        fee
Common Stock, par     1,500,000 shares      $9.625           $14,437,500       $4,978.45
  value $0.10

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule
      457(c) and (h),
(2)   Reflects the average of the high and low prices on the New York Stock Exchange Composite
      Tape on April 18, 1997 pursuant to Rule 457(h).
(3)   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration
      Statement also covers an indeterminate amount of interests in the plan to be offered or sold pursuant to the terms described thereon.
/TABLE

           <Page 2>
                                   PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.

    The following documents filed by Navistar International Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (a) The Registrant's Annual Report on Form 10-K for the year ended October 31, 1996, and the Plan's Annual Report on Form 11-K for the year ended December 31, 1995.

    (b) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 1996.

    (c) The description of the Registrant's Common Stock contained in the Registrant's Form S-1 (Registration No. 33-50327) filed pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), and 14 and 15(d) of the Exchange Act, prior to filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.

              Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

              Not applicable
           <Page 3>
     Item 6.  Indemnification of Directors and Officers.

              The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.
The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may also indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.
The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. To the extent that an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred in connection with such defense.

     Under Article Ninth of the Registrant's Restated Certificate of Incorporation and Article XII of its By-Laws, as amended, the Registrant shall indemnify any person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant (including any predecessor corporation of the Registrant), or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the General Corporation Law of the State of Delaware. Such right of indemnification shall be a contract right and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any statute, the Registrant's Restated Certificate of Incorporation, the Registrant's By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     In addition, Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law,
(iii) authorized the payment of a dividend or approves a stock repurchase in

           <Page 4>

violation of the General Corporation Law of the State of Delaware or (iv) obtains an improper personal benefit. Article Eighth of the Registrant's Restated Certificate of Incorporation includes a provision which eliminates directors' personal liability to the full extent permitted under the General Corporation Law of the State of Delaware.

     The Registrant maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (i) and
      (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           <Page 5>

            (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

The Registrant

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 24, 1997.


                              NAVISTAR INTERNATIONAL CORPORATION


                              By:_\s\ Robert C. Lannert__________________
                              Name:  Robert C. Lannert
                              Title: Executive Vice President and Chief Financial Officer
                                          (Principal Financial Officer)

           <Page 6>

                              POWER OF ATTORNEY

    Each person whose signature appears below does hereby make, constitute and appoint John R. Horne, Robert C. Lannert, Robert A. Boardman, and J. Steven Keate and each of them acting individually, true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to execute, deliver and file, for and on such person's behalf, and in such person's name and capacity or capacities as stated below, any amendment, exhibit or supplement to this Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on April 24, 1997 by the following persons in the capacities indicated.

            Signature                           Capacity

\s\ John R. Horne____________________     Chairman, President and
      John R. Horne                       Chief Executive Officer and Director
                                          (Principal Executive Officer)


\s\ Robert C. Lannert________________     Executive Vice President and Chief
      Robert C. Lannert                   Financial Officer and Director
                                          (Principal Financial Officer)


\s\ J. Steven Keate__________________     Vice President and Controller
      J. Steven Keate                     (Principal Accounting Officer)


\s\ William F. Andrews_______________     Director
      William F. Andrews


\s\ Andrew F. Brimmer______________       Director
      Andrew F. Brimmer


\s\ Richard F. Celeste_______________     Director
      Richard F. Celeste


\s\ John D. Correnti ________________     Director
      John D. Correnti


\s\ William C. Craig _________________    Director
      William C. Craig


\s\ Jerry E. Dempsey _______________      Director
      Jerry E. Dempsey


\s\ John F. Fiedler __________________    Director
      John F. Fiedler

           <Page 7>

\s\ Mary Garst _____________________            Director
      Mary Garst


\s\ Michael N. Hammes ______________            Director
      Michael N. Hammes


\s\ Walter J. Laskowski ______________          Director
      Walter J. Laskowski


\s\ William F. Patient ________________         Director
      William F. Patient

           <Page 8>

The Plan

      Pursuant to the requirements of the Securities Act of 1993, the Plan Administrator for the Plan has caused this registration statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on April 24, 1997.

                                    NAVISTAR INTERNATIONAL
                                    TRANSPORTATION CORP.
                                    401(k) RETIREMENT SAVINGS PLAN


                                    By:__\s\ Robert C. Lannert_________________
                                    Name:  Robert C. Lannert
                                    Title: Chairman, Navistar International
                                           Transportation Corp. Pension Fund
                                           Investment Committee

           <Page 9>

                            INDEX TO EXHIBITS


Exhibit
Number   Description                               Sequentially Numbered Page
4.1      Form of Certificate representing shares              (1)
         of Common Stock of the Registrant

4.2      Restated Certificate of Incorporation                (2)
         of Registrant

4.3      By-Laws of Registrant                                (3)

5.1      Internal Revenue Service Determination
         Letter                                                10

23.1     Consent of Deloitte & Touche LLP                      13

24.1     Powers of Attorney (included on the
         signature page of this Registration
         Statement)


_______________________________________________
(1)   Incorporated by reference to Exhibit 4.1 to the Registrant's
      Registration Statement No. 33-50327.

(2)   Incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K
      (File No. 1-9618).

(3)   Incorporated by reference to Exhibit 3.2 to the Registrant's Form 10-K
      (File No. 1-9618).

           <Page 10)
                                                             EXHIBIT 5.1


INTERNAL REVENUE SERVICE            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX 75242                    Employer Identification Number:
                                          36-1264810
Date:  April 24, 1996               File Folder Number:
                                          360030055
NAVISTAR INTERNATIONAL              Person to Contact:
  TRANSPORTATION CORP.                    MARGARET C. BISBERG
ATTN:  LAW DEPARTMENT               Contact Telephone Number:
455 NORTH CITYFRONT PLAZA DRIVE           (312) 886-1802
CHICAGO, IL 60611-5503              Plan Name:
                                          401(k) RETIREMENT SAVINGS PLAN
                                          Plan Number:  006


Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b) (3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is subject to your adoption of the proposed amendments submitted in your letter dated February 13, 1996. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

      This determination letter is applicable for the amendment(s) adopted on December 21, 1994.

      This determination letter is also applicable for the amendment(s) adopted on March 28, 1995.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

           <Page 11>

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                              Sincerely yours,

                              \s\ Bobby E. Scott
                              Bobby E. Scott
                              District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
      for Employee Benefit Plans
Addendum

           <Page 12>

This determination letter also applies to the amendments adopted April 22, 1988; April 29, 1988; November 23, 1988; December 1, 1988; January 20, 1989;
April 25, 1989; May 26, 1989; September 29, 1989; October 31, 1989; September 7, 1990; January 28, 1992; March 27, 1992; March 30, 1992; December 18, 1992;
January 5, 1993; December 22, 1993.

This letter supersedes the one sent to you in February of 1996.

           <Page 13>


                                                               EXHIBIT 23.1

                     INDEPENDENT AUDITORS' CONSENT



Navistar International Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated December 16, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Navistar International Corporation for the year ended October 31, 1996, and of our report dated May 17, 1996 appearing in the Annual Report on Form 11-K of Navistar International Transportation Corp. 401(k) Retirement Savings Plan for the year ended December 31, 1995.



\s\ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
April 24, 1997
Chicago, Illinois